Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-09165, 333-49231, 333-90845, 333-51684, 333-67982, 333-120558 and 333-174573) of Genesee & Wyoming Inc. of our report dated February 24, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/PricewaterhouseCoopers LLP
Stamford, Connecticut
February 24, 2012